Exhibit (m)(iii)

SCHEDULE A

Amended as of December 16, 2022

to

JOHCM FUNDS TRUST

Distribution Plan Pursuant to Rule 12b-1

Dated as of January 8, 2021

Funds subject to this Plan

JOHCM Credit Income Fund

JOHCM Emerging Markets Opportunities Fund

JOHCM Emerging Markets Discovery Fund (formerly the JOHCM Emerging Markets Small Mid Cap Equity Fund)

JOHCM Global Income Builder Fund

JOHCM Global Select Fund

JOHCM International Opportunities Fund

JOHCM International Select Fund

Regnan Global Equity Impact Solutions

Regnan Sustainable Water and Waste Fund

TSW Emerging Markets Fund

TSW High Yield Bond Fund

TSW Large Cap Value Fund